NEWS RELEASE

At Old Republic:	At Financial Relations Board:

Craig R. Smiddy, President and CEO	Analysts/Investors: Joe Calabrese 212/827-3772

OLD REPUBLIC REPORTS RESULTS FOR THE FIRST QUARTER 2024

OVERALL RESULTS

	Quarters Ended March 31,
	2024	2023	% Change
Pretax income	$398.7	$249.2
Pretax investment gains	167.1	26.2
Pretax income excluding investment gains	$231.5	$222.9	3.9%

Net income	$316.7	$199.8
Net of tax investment gains	132.0	20.6
Net income excluding investment gains	$184.7	$179.2	3.1%

Combined ratio	94.3%	92.7%

PER DILUTED SHARE

	Quarters Ended March 31,
	2024	2023	% Change
Net income	$1.15	$0.68
Net of tax investment gains	0.48	0.07
Net income excluding investment gains	$0.67	$0.61	9.8%

SHAREHOLDERS' EQUITY (BOOK VALUE)

	Mar. 31,	Dec. 31,
	2024	2023	% Change
Total	$6,400.9	$6,410.7	(0.2)%
Per Common Share	$23.83	$23.31	2.2%
________

All amounts in this report are stated in millions except where noted, common stock data, and percentages.

CHICAGO – April 25, 2024 – Old Republic International Corporation (NYSE: ORI) today reported pretax income, excluding investment gains (pretax operating income), of $231.5, an increase of 3.9% compared to the first quarter of last year, reflecting strong growth in General Insurance pretax operating income, partially offset by a decline in Title Insurance.

Summary of results for the quarter:

•Diluted net operating income per share of $0.67, up 9.8% over last year.
•Consolidated combined ratio of 94.3%, up 1.6 points over last year.
•Consolidated net premiums and fees earned of over $1.6 billion, up 5.6%, resulting from double digit growth in General Insurance partially offset by a decline in Title Insurance.
•Net investment income of $164.1, up 19.1%, driven by higher investment yields.
•Favorable loss reserve development of 2.3 points, compared to 4.5 points last year.
•Total capital returned to shareholders during the quarter of $264, comprised of $72 in dividends, and $193 in share repurchases. Following the close of the quarter, an additional $146 was returned via share repurchases.
•Book value per share of $23.83, up 3.4%, inclusive of dividends.

Old Republic International Corporation

Old Republic's business is managed for the long run. In this context management's key objectives are to achieve highly profitable operating results over the long term, and to ensure balance sheet strength for the insurance underwriting subsidiaries' obligations. Therefore, the evaluation of periodic and long-term results excludes consideration of all investment gains (losses). Under Generally Accepted Accounting Principles (GAAP), however, net income, inclusive of investment gains (losses), is the measure of total profitability.

In management's opinion, the focus on income excluding investment gains (losses), also described herein as segment pretax operating income, provides a better way to analyze, evaluate, and establish accountability for the results of the insurance operations. The inclusion of realized investment gains (losses) in net income can mask trends in operating results, because such realizations are often highly discretionary. Similarly, the inclusion of unrealized investment gains (losses) in equity securities can further distort such operating results with significant period-to-period fluctuations.

FINANCIAL HIGHLIGHTS
	Quarters Ended March 31,
SUMMARY INCOME STATEMENTS:	2024	2023	% Change
Revenues:
Net premiums and fees earned	$1,642.7	$1,555.2	5.6%
Net investment income	164.1	137.8	19.1
Other income	41.9	39.4	6.2
Total operating revenues	1,848.8	1,732.4	6.7
Investment gains (losses):
Realized from actual transactions and impairments	180.4	28.2
Unrealized from changes in fair value of equity securities	(13.3)	(2.0)
Total investment gains	167.1	26.2
Total revenues	2,015.9	1,758.7
Operating expenses:
Loss and loss adjustment expenses	697.4	603.9	15.5
Sales and general expenses	903.3	888.6	1.7
Interest and other expenses	16.4	16.9	(2.8)
Total operating expenses	1,617.2	1,509.5	7.1%
Pretax income	398.7	249.2
Income taxes	81.9	49.3
Net income	$316.7	$199.8

COMMON STOCK STATISTICS:
Components of net income per share:
Basic net income excluding investment gains	$0.68	$0.61	11.5%
Net investment gains (losses):
Realized investment gains	0.53	0.08
Unrealized from changes in fair value of equity securities	(0.04)	(0.01)
Basic net income	$1.17	$0.68

Diluted net income excluding investment gains	$0.67	$0.61	9.8%
Net investment gains (losses):
Realized investment gains	0.52	0.08
Unrealized from changes in fair value of equity securities	(0.04)	(0.01)
Diluted net income	$1.15	$0.68
Cash dividends on common stock	$0.265	$0.245

Old Republic International Corporation

The information presented in the following table highlights the most meaningful indicators of ORI's segmented and consolidated financial performance. The information underscores the performance of the Company's insurance underwriting subsidiaries, as well as the sound investment of their capital and underwriting cash flows.

The results of the Republic Financial Indemnity Group (RFIG) Run-off business, previously a reportable segment, are deemed immaterial, and therefore are now included within Corporate & Other. Prior period amounts have been reclassified to reflect this change in reportable segments.

Sources of Consolidated Income
	Quarters Ended March 31,
	2024	2023	% Change
Net premiums and fees earned:
General Insurance	$1,091.6	$965.1	13.1%
Title Insurance	545.4	583.2	(6.5)
Corporate & Other	5.5	6.8	(18.3)
Consolidated	$1,642.7	$1,555.2	5.6%

Underwriting and related services income (loss):
General Insurance	$105.8	$103.8	1.9%
Title Insurance	(13.5)	3.7	N/M
Corporate & Other	(8.4)	(5.4)	(54.0)
Consolidated	$83.8	$102.1	(17.9)%

Consolidated combined ratio:
Loss ratio:
Current year	44.8%	43.3%
Prior years	(2.3)	(4.5)
Total	42.5	38.8
Expense ratio	51.8	53.9
Combined ratio	94.3%	92.7%

Net investment income:
General Insurance	$131.1	$108.7	20.6%
Title Insurance	15.7	13.7	14.3
Corporate & Other	17.3	15.2	13.5
Consolidated	$164.1	$137.8	19.1%

Interest and other expenses (income):
General Insurance	$16.5	$19.4
Title Insurance	(0.1)	—
Corporate & Other (a)	0.1	(2.5)
Consolidated	$16.4	$16.9	(2.8)%

Pretax income excluding investment gains:
General Insurance	$220.4	$193.2	14.1%
Title Insurance	2.3	17.4	(86.4)
Corporate & Other	8.8	12.3	(28.6)
Consolidated	231.5	222.9	3.9%
Income taxes	46.8	43.7
Net income excluding investment
gains	184.7	179.2	3.1%
Consolidated pretax investment gains (losses):
Realized from actual transactions
and impairments	180.4	28.2
Unrealized from changes in
fair value of equity securities	(13.3)	(2.0)
Total	167.1	26.2
Income taxes	35.1	5.5
Net of tax investment gains	132.0	20.6
Net income	$316.7	$199.8

(a) Includes consolidation/elimination entries.

Old Republic International Corporation

General Insurance Segment Operating Results

	Quarters Ended March 31,
	2024	2023	% Change
Net premiums written	$1,157.1	$1,014.0	14.1%
Net premiums earned	1,091.6	965.1	13.1
Net investment income	131.1	108.7	20.6
Other income	41.7	39.2	6.3
Operating revenues	1,264.5	1,113.1	13.6
Loss and loss adjustment expenses	684.2	592.3	15.5
Sales and general expenses	343.3	308.1	11.4
Interest and other expenses	16.5	19.4	(15.0)
Operating expenses	1,044.1	919.9	13.5
Segment pretax operating income	$220.4	$193.2	14.1%

Loss ratio:
Current year	65.2%	66.9%
Prior years	(2.5)	(5.5)
Total	62.7	61.4
Expense ratio	27.6	27.9
Combined ratio	90.3%	89.3%

General Insurance net premiums earned of nearly $1.1 billion increased 13.1% for the quarter, driven by a combination of premium rate increases, high renewal retention ratios, and new business production, including contributions from recently established insurance underwriting subsidiaries. Premium growth occurred across most lines of coverage, but was most pronounced within commercial auto, property, and general liability. There were small declines in public D&O (included within financial indemnity) and home warranty, largely reflecting market conditions. While commercial auto, general liability, and property continue to achieve strong rate increases, rate declines continued in public D&O and workers' compensation.

The net investment income increase was largely due to higher investment yields earned.

The reported loss ratio for General Insurance reflects lower levels of favorable prior year reserve development and an improvement in the current year loss ratio. Favorable development of 2.5% came predominantly from workers' compensation and commercial auto, partially offset by unfavorable development within general liability. The improvement in the current year loss ratio was most pronounced within commercial auto and workers' compensation coverages. The reported expense ratio benefited from scale, partially offset by investments in new businesses and information technology. In recent years, the diversification of the General Insurance business has resulted in shifts in the lines of coverage mix toward lines with lower current period loss ratios and higher expense ratios.

Together, these factors produced highly profitable combined ratios and strong pretax operating income for the quarter. For General Insurance, we target combined ratios between 90% and 95% over a full underwriting cycle, recognizing that quarterly and annual ratios and trends may deviate from this range, particularly given the long claim payment patterns associated with the business.

Old Republic International Corporation

Title Insurance Segment Operating Results

	Quarters Ended March 31,
	2024	2023	% Change
Net premiums and fees earned	$545.4	$583.2	(6.5)%
Net investment income	15.7	13.7	14.3
Other income	0.1	0.1	7.9
Operating revenues	561.3	597.1	(6.0)
Loss and loss adjustment expenses	12.1	15.3	(21.2)
Sales and general expenses	546.9	564.2	(3.1)
Interest and other expenses (income)	(0.1)	—	N/M
Operating expenses	558.9	579.7	(3.6)
Segment pretax operating income	$2.3	$17.4	(86.4)%

Loss ratio:
Current year	3.4%	3.7%
Prior years	(1.2)	(1.1)
Total	2.2	2.6
Expense ratio	100.3	96.7
Combined ratio	102.5%	99.3%

Title Insurance net premiums and fees earned decreased by 6.5% for the quarter. Agency produced revenues, which are reported on a lag relative to directly produced revenues, declined due to a continued drop in mortgage originations attributable to higher mortgage interest rates. Conversely, directly produced revenues increased slightly in the current quarter. Commercial premiums represent approximately 21% of net premiums earned compared to 25% in the prior year quarter. Net investment income increased, reflecting higher investment yields earned, partially offset by a lower invested asset base.

The Title Insurance loss ratio decreased slightly reflecting consistent levels of favorable prior year reserve development and a decline in the current year loss ratio driven primarily by changes in the business mix with higher levels of fees earned.

The 2023 expense ratio was impacted by the recovery of a $17.2 state sales tax assessment, which reduced the first quarter 2023 expense ratio by 3.0 points. Excluding the impact of the state sales tax assessment, the expense ratio for the quarter increased slightly and remains elevated due to the impact of fixed costs decreasing at a slower pace than the drop in revenues.

Together, these factors produced lower pretax operating income for the quarter.

Old Republic International Corporation

Corporate & Other Operating Results

	Quarters Ended March 31,
	2024	2023	% Change
Net premiums earned	$5.5	$6.8	(18.3)%
Net investment income	17.3	15.2	13.5
Operating revenues	22.9	22.1	3.4
Benefits, loss and loss adjustment expenses	0.9	(3.8)	125.9
Insurance expenses	3.2	4.7	(31.4)
Corporate, interest, and other expenses - net	9.8	8.8	10.7
Operating expenses	14.0	9.8	43.7
Corporate & Other pretax operating income	$8.8	$12.3	(28.6)%

Corporate & Other includes a small life and accident insurance business, the RFIG Run-off business, the parent holding company, and several internal corporate services subsidiaries. Corporate & Other tends to produce highly variable results stemming from volatility inherent in the lack of scale. Net investment income reflects a higher investment yield earned, partially offset by a lower invested asset base attributable to the return of capital to shareholders. On March 31, 2024, the Company issued $400 of senior notes in anticipation of the October 2024 maturity of existing senior notes.

Summary Consolidated Balance Sheet

	March 31,	December 31,	March 31,
	2024	2023	2023
Assets:
Cash and fixed income securities	$13,877.4	$13,375.4	$12,901.1
Equity securities	2,549.6	2,660.8	3,160.7
Other	162.3	151.3	147.4
Total investments, cash, and accrued investment income	16,589.5	16,187.6	16,209.3
Accounts and notes receivable	2,304.3	2,201.4	2,020.3
Federal income tax assets	—	21.8	—
Reinsurance recoverable	5,999.4	5,951.4	5,533.4
Deferred policy acquisition costs	435.8	417.8	393.3
Other assets	1,735.1	1,721.2	1,241.4
Total assets	$27,064.3	$26,501.4	$25,397.9

Liabilities and Shareholders' Equity:
Loss and loss adjustment expense reserves	$12,570.3	$12,538.2	$12,136.1
Other policy liabilities	3,326.6	3,193.1	3,066.3
Federal income tax liabilities	138.9	105.6	109.8
Reinsurance balances and funds held	1,453.0	1,380.9	1,107.4
Debt	1,987.6	1,591.2	1,590.2
Other liabilities	1,186.7	1,281.4	1,055.9
Total liabilities	20,663.3	20,090.7	19,065.9
Shareholders' equity	6,400.9	6,410.7	6,331.9
Total liabilities and shareholders' equity	$27,064.3	$26,501.4	$25,397.9

Composition of shareholders' equity per share:
Equity before items below	$21.28	$20.51	$19.77
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	2.55	2.80	2.14
Total	$23.83	$23.31	$21.91

Old Republic International Corporation

Investments

As of March 31, 2024, the consolidated investment portfolio reflected an allocation of approximately 84% to fixed income (bonds and notes) and short-term investments, and 16% to equity securities (common stock). The investment management process remains focused on retaining quality investments that produce consistent streams of investment income. The fixed income portfolio continues to be the anchor for the insurance underwriting subsidiaries' obligations. The maturities of the fixed income assets are matched to the expected liabilities for claim payment obligations to policyholders and their beneficiaries. The equity portfolio consists of high-quality common stocks of U.S. companies with long-term records of reasonable earnings growth and steadily increasing dividends.

Old Republic’s investment portfolio is focused on ensuring solid funding of the insurance underwriting subsidiaries' obligations to policyholders and their beneficiaries, as well as the long-term stability of the subsidiaries’ capital base. For these reasons, the investment portfolio does not contain high risk or illiquid asset classes such as limited partnerships, derivatives, hedge funds or private equity investments. In addition, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments with unfunded counter-party risk attributes. Old Republic performs regular stress tests of the investment portfolio to gain reasonable assurance that periodic downdrafts in market prices do not undermine the Company's financial strength.

Shareholders' Equity Per Share

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income excluding net investment gains, realized and unrealized investment gains (losses), and dividend payments to shareholders.

	Quarters Ended March 31,
	2024	2023
Beginning balance	$23.31	$21.07
Changes in shareholders' equity:
Net income excluding net investment gains	0.68	0.61
Net of tax realized investment gains	0.53	0.08
Net of tax unrealized investment gains (losses):
Fixed income securities	(0.25)	0.48
Equity securities	(0.04)	(0.01)
Total net of tax realized and unrealized
investment gains	0.24	0.55
Cash dividends	(0.265)	(0.245)
Other - net	(0.14)	(0.08)
Net change	0.52	0.84
Ending balance	$23.83	$21.91
Percentage change for the period	2.2%	4.0%
Percentage change for the period, inclusive of cash dividends	3.4%	5.1%

Old Republic International Corporation

Managing Old Republic's Insurance Business for the Long-Run

The insurance business is distinguished from most others in that the prices (premiums) charged for most products are set without knowing what the ultimate loss costs will be. We also can't know exactly when claims will be paid, which may be many years after a policy was issued or expired. This casts Old Republic as a risk-taking enterprise managed for the long run. Old Republic therefore conducts the business with a primary focus on achieving favorable underwriting results over cycles, and on maintaining a sound financial condition to support our insurance underwriting subsidiaries' obligations to policyholders and their beneficiaries.

The Company is managed for the long run and with little regard to quarterly or even annual reporting periods. These time frames are too short. Management believes results are best evaluated by looking at underwriting and overall operating performance trends over 10-year intervals. These likely include one or two economic and/or underwriting cycles. This provides enough time for these cycles to run their course, for premium rate changes and subsequent underwriting results to be reflected in financial statements, and for reserved loss costs to be quantified with greater certainty.

Financial Supplement:
•A financial supplement to this news release is available on the Company's website:
www.oldrepublic.com

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest shareholder-owned insurance businesses. It is a member of the Fortune 500 listing of America’s largest companies. The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. Old Republic’s general insurance business ranks among the nation’s 50 largest, while its title insurance business is the third largest in its industry.

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today to discuss its first quarter 2024 performance and to review major operating trends and business developments. The call can be accessed live on Old Republic's website at www.oldrepublic.com or by dialing 1-888-510-2411, passcode 4060501. Interested parties may also listen to a replay of the call through May 2, 2024 by dialing 1-800-770-2030, passcode 4060501, or by accessing it on Old Republic International's website.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be particularly affected by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of investment yields and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG Run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, changes in mortality and health trends, and alterations in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

General Insurance, Title Insurance, and Corporate & Other maintain customer information and rely upon technology platforms to conduct their business. As a result, each of them and the Company are exposed to cyber risk. Many of the Company's operating subsidiaries maintain separate IT systems which are deemed to reduce enterprise-wide risks of potential cybersecurity incidents. However, given the potential magnitude of a significant breach, the Company continually evaluates on an enterprise-wide basis its IT hardware, security infrastructure and business practices to respond to these risks and to detect and remediate in a timely manner significant cybersecurity incidents or business process interruptions. Refer to Part I, Item 1C - Cybersecurity, of the Company's 2023 Form 10-K Annual Report filing to the Securities and Exchange Commission for additional discussion.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2023 Form 10-K.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call:

Investor Relations
Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601
(312) 346-8100